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                                                            EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Safeguard Scientifics, Inc.

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP

Philadelphia, Pennsylvania
 November 30, 1999